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                                                                    Exhibit 10.9

          Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                         Addendum to TiVo/NBC Agreement
                         ------------------------------

          This addendum ("Addendum"), having an effective date of August 8, 2001
                          --------
("Addendum Effective Date"), is made to the agreement by and between TiVo, Inc.
 ------------------------
("TiVo") and NBC Multimedia, Inc. dated April 16, 1999 (such agreement
  ----
hereinafter referred to as the "Agreement"). National Broadcasting Company, Inc.
                                ---------
("NBC") is the successor in interest to NBC Multimedia, Inc. for purposes of
  ---
this Addendum.

     WHEREAS, NBC is purchasing notes and warrants convertible into TiVo common stock as part of a private placement offering (the "Transaction"); and

     WHEREAS, in connection with the Transaction, NBC is entering into a letter agreement (the "Letter Agreement") with TiVo effective as of the Addendum
                ----------------
Effective Date pursuant to which NBC will [*] for TiVo's provision of the services set forth in this Addendum (as further described below, the "Services").
 --------
     NOW THEREFORE, the parties hereby agree that the Agreement is hereby further amended and supplemented as follows:

     1. All capitalized terms used but not otherwise defined herein shall have the meaning specified in the Agreement.

     2. In consideration of [*] pursuant to the Letter Agreement, TiVo shall provide the following services (the "Services") for the time period between
                                     --------
August 9, 2001 and August 9, 2003 (the "Extension Period"):
                                        ----------------

     A.   Basic Showcase. NBC will receive one (1) Basic Showcase for one of its
          --------------
          unique networks (each, an "NBC Programming Service") ( [*] per year
                                     -----------------------
          for each unique network). NBC shall have the right to update the text of the Basic Showcase twice per week. "Basic Showcase" shall mean the
                 --------------
          series of text screens available to users of the TiVo Service through a link on the main screen which are branded by programming entities, highlight the current and upcoming programming of those programming entities, and enable users of the TiVo Service to record those programs.

     B.   Enhanced Showcase. When the Enhanced Showcase is available for
          -----------------
          deployment, TiVo will provide NBC with notice thereof, and NBC shall, as soon as economically and technically practicable, as determined in NBC's reasonable discretion, upgrade its Basic Showcase to an Enhanced Showcase. When NBC upgrades to the Enhanced Showcase, NBC shall provide TiVo

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          with additional consideration in cash [*] (the annual cost difference between an Enhanced Showcase and a Basic Showcase), prorated for the remainder of the Extension Period as of the time of the upgrade. When the Enhanced Showcase is deployed, then in addition to such twice per week text updating available with the Basic Showcase, NBC shall be able to brand the background graphics of the Enhanced Showcase. "Enhanced Showcase" shall mean the Basic Showcase enhanced to enable
           -----------------
          NBC to brand the background with graphics.

     C.   Anchor Position. NBC shall receive an Anchor Screen Position in the
          ---------------
          Network Showcase Area of the TiVo Service for one Showcase (either Basic or Enhanced as described above). The Anchor Screen Position [*] per year. "Anchor Screen Position" shall mean the front (or top level
                     ----------------------
          screen) of the Network Showcase Area of the TiVo Service, without scroll. "Network Showcase Area" shall mean an area available to users
                   ---------------------
          of the TiVo Service through a link on the main screen of the TiVo Service which area would contain the NBC Basic Showcase or Enhanced Showcase, as applicable.

     D.   Ipreviews: During the Extension Period, TiVo shall work with NBC to
          ---------
          embed data tags within NBC promotions to allow remote instructions from viewers for the recording of the promoted programming ("Ipreviews"), and NBC shall use its best efforts, subject to
            ---------
          commercial and technical feasibility as determined in NBC's reasonable business judgement, to run Ipreview-enabled promotions 24 hours a day, 7 days a week.

     E.   Viewer Data: As of the time it becomes commercially and technically
          -----------
          feasible, and from that point until the end of the Extension Period, TiVo shall provide to NBC viewership and usage data from users of the TiVo Service that is related to the products and services addressed in the Agreement (as such products and services relate to NBC) that is equivalent in content and frequency to the basic reporting TiVo provides to any of its other cable or broadcasting television network partners. NBC shall have the right to request customized reporting, provided that such customized reporting shall be provided by TiVo at a fee to be mutually agreed to in writing by TiVo and NBC. At no time will TiVo be required to violate any law or any of its published Privacy Policies in connection with any reporting provided NBC hereunder.

     3. Marketing, Promotion, and Advertising: NBC and TiVo may, in their sole
        -------------------------------------
discretion, agree to use commercially reasonable efforts to exploit opportunities to promote, respectively, the TiVo Service and the NBC networks and programming thereon. NBC may, in its sole discretion, work with TiVo to issue a joint press release mutually approved

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       2

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of by both parties announcing the relationship contemplated by this Addendum, provided however, that except as required by law or applicable regulatory requirements, neither NBC nor TiVo will issue a press release or other public announcement using the other party's name or concerning this Addendum, the contents thereof or the parties' relationship as a result thereof, without the prior consent of the other party.

     4. Relationship with the Letter Agreement. The parties acknowledge that
        -------------------------------------
terms and consideration of this Addendum are inexplicably intertwined and expressly linked to the terms and consideration contained in the Letter Agreement such that the terms of the Addendum cannot be viewed on their own.

     5. Alterations: TiVo will not make any alterations, modifications, or
        -----------
deletions to any program or content (including, without limitation, advertising and promotional content) exhibited on any NBC Programming Service or provided hereunder by NBC ("NBC Content"), including, without limitation, credit
                   -----------
obligations and copyright and trademark notices appearing on or as part of the NBC Content.

     6. Additional Advertising and Promotional Content: NBC may, in its sole
        ----------------------------------------------
discretion, include additional advertisements or sponsorship materials before, after or within any NBC Programming Service program or content that has been recorded and made available to TiVo viewers over the TiVo Service (including the "pause time" created by the TiVo service). If NBC seeks to include any such additional advertisements or sponsorship materials, then the parties will negotiate in good faith a revenue-sharing arrangement with respect thereto and NBC shall be responsible for the delivery of all necessary materials to TiVo in connection with any such advertisements or sponsorships and all production and clearance costs required in connection therewith. TiVo will not overlay, include or otherwise place any advertising or sponsorship within any NBC Content or any NBC Programming Service without the express written permission of NBC in each instance.

     7.   Indemnification.
          ---------------

          A. NBC will secure all necessary rights and permissions to include any NBC Programming Service in the TiVo Service. NBC shall indemnify, defend and hold harmless TiVo (and its shareholders, successors, assigns, officers, directors and employees) from any claims, losses, damages, judgements, liabilities, costs and expenses (including reasonable outside attorneys' fees and costs) ("Claim") arising from any claims alleging that any NBC
                 -----
               Programming Service infringes upon any rights or interests of any third party.

          B. TiVo will secure all necessary rights and permissions for the operation of the TiVo service. TiVo shall indemnify, defend and hold harmless NBC (and its shareholders, successors, assigns, officers, directors and employees) from any Claim arising from any claims alleging that the TiVo Service infringes any rights or interests of any third party.

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          C.   A party seeking indemnification hereunder (the "Indemnifed
                                                               ----------
               Party") shall give prompt written notice to the other party (the
               -----
               "Indemnifying Party") of any Claim which may give rise to
                ------------------
               indemnification obligations hereunder. The Indemnified Party shall, at its sole expense, control the defense of any Claim with counsel approved of by the Indemnified Party, which approval shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall cooperate reasonably in the defense of any Claim.

     8. Force Majeure. Notwithstanding any other provision in the Agreement to
        -------------
the contrary, neither party hereto shall have any liability to the other party or any other person with respect to any failure of such party to perform its obligations hereunder due to the occurrence of any event beyond such party's reasonable control, including (but not limited to) any labor dispute, fire, flood, riot, act of God, legal enactment, governmental order or regulation, or failures or delays of utilities, suppliers or carriers.

     9. Term: Notwithstanding anything set forth in Section 17(a) of the
        ----
Agreement, the Term is extended to the last day of the Extension Period, provided however that the [*] period for a "Right of First Negotiation" set forth in Section 18 of the Agreement will end on [*].

     10. Effect of Addendum. The terms of this Addendum supercede and replace
         ------------------
any conflicting terms contained in the Agreement, provided, however, that except as expressly set forth herein, nothing contained in this Addendum shall amend, change, modify, or alter any other provision in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective duly authorized representatives to be effective as of the date first written above.

National Broadcasting Company, Inc.         TiVo, Inc.


By:                                         By:
    ---------------------------------           --------------------------------
Name:                                       Name:
      -------------------------------             ------------------------------
Its:                                        Its:
    ---------------------------------           --------------------------------

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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